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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
 ON AUGUST 15, 1997                                       REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                           ---------------------------

                             AMCORE FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)
                           ---------------------------

       NEVADA                                            36-3183870
(State of incorporation)                 (I.R.S. employer identification number)

                               501 SEVENTH STREET
                            ROCKFORD, ILLINOIS 61104
               (Address of principal executive offices)(Zip code)

                        COUNTRY BANK SHARES CORPORATION
                   1995 NON-QUALIFIED STOCK OPTION AGREEMENTS
                            (Full title of the plan)

                                 JOHN R. HECHT
                            SENIOR VICE PRESIDENT &
                            CHIEF FINANCIAL OFFICER
                             AMCORE FINANCIAL, INC.
                               501 SEVENTH STREET
                            ROCKFORD, ILLINOIS 61104
                                 (815) 968-2241
 (Name, address and telephone number, including area code, of agent for service)
                           ---------------------------
                        CALCULATION OF REGISTRATION FEE

                                                   Proposed Maximum         Proposed Maximum
 Title of Securities          Amount to be          Offering Price          Aggregate Offering          Amount of
  to be Registered             Registered            per Share (2)              Price (2)            Registration Fee (3)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.33     22,775(4)             $10.83                 $246,653.25                 74.74
per share (1)
-----------------------------------------------------------------------------------------------------------------------------------

(1) Including Common Stock Purchase Rights which are attached to and trade with the Common Stock (the "Rights").
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the " Securities Act"), based on an exercise price of $10.83 per share of the Registrant's Common Stock, par value $.33 per share
(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: one-thirty-third (1/33) of one percent of the Proposed Maximum Aggregate Offering Price.
(4) Plus such additional number of shares of Common Stock and Rights as may be issuable pursuant to the antidilution and adjustment provisions of the 1995 Stock Incentive Plan, the 1994 Stock Option Plan for Non-Employee
    Directors, the Financial Security Plan and the CBSC 1995 Non-Qualified
    Stock Option Agreement.
================================================================================
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                                  PART PART I

          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM ITEM 1.     PLAN INFORMATION.

                 Not required to be filed with this Registration Statement.

ITEM ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
                 INFORMATION.

                 Not required to be filed with this Registration Statement.































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                                   PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.


                 AMCORE Financial, Inc., a Nevada corporation (the "Registrant"), hereby incorporates the following documents herein by reference:

                          (a)  The Registrant's Annual Report on Form 10-K for
the year ended December 31, 1996;

                          (b)  The Registrant's Quarterly Reports on Form 10-Q
for the quarters ended March 31, 1997 and June 30, 1997.

                          (c)  All reports of the Registrant filed pursuant to
Section 13(a) or 15(d) of the Exchange Act since December 31, 1996;

                          (d)  All documents subsequently filed by the
Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold; and

                          (e)  The description of the Registrant's Common
Stock (including share purchase rights) contained in the Registrant's Registration Statement for such securities filed pursuant to Section 12 of the Exchange Act, and any amendments thereto or reports filed for the purpose of updating such description.

                 Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 4.     DESCRIPTION OF SECURITIES.

                 Not Applicable.

     ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 None.













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


     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Section 78.751 of the General Corporation Law of Nevada (the "NGCL") empowers a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful. Article Eight of the Registrant's Articles of Incorporation provides that the Registrant shall indemnify its directors and its officers, employees and agents, to the fullest extent permitted by the NGCL.

                 Section 78.037 of the NGCL permits and Article Eight of the Registrant's Articles of Incorporation provides that directors and officers shall have no liability to the Registrant or its stockholders for damages for breaches of fiduciary duty, except for liability for (i) acts or omissions involving intentional misconduct, fraud, or a knowing violation of law or (ii) the payment of dividends in violation of Section 78.300 of the NGCL.

                 Section 78.752 of the NGCL authorizes the purchase of indemnification insurance by the Registrant. The Registrant currently maintains a policy insuring, subject to certain exceptions, its directors and officers against liabilities which may be incurred by such persons acting in such capacities.

                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

     ITEM 8.  EXHIBITS.

                 2.1 Amended and Restated Agreement and Plan of Merger between AMCORE Financial, Inc. and Country Bank Shares Corporation (incorporated by reference to Annex A to the Proxy Statement/Prospectus of the Registrant's Registration Statement on Form S-4 (Registration No. 333-27053) filed on May 14, 1997).






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

                 4.1 Amended and Restated Articles of Incorporation of AMCORE Financial, Inc., as amended on May 1, 1990 (incorporated by reference to Exhibit 23 of the Registrant's Report on Form 10-K for the year ended December 31, 1989).

                 4.2 By-laws of AMCORE Financial, Inc. as amended May 17, 1990 (Incorporated by reference to Exhibit 3.1 of AMCORE's Annual Report on Form 10-K for the year ended December 31, 1994).

                 4.3 Rights Agreement dated February 21, 1996, between AMCORE Financial, Inc. and Firstar Trust Company (incorporated by reference to the Registrant's Form 8-K as filed with the Commission on February 28,
                          1996).


                *4.4 Country Bank Shares Corporation 1995 Non-Qualified Stock Option Agreement dated December 1995 between Country Bank Shares Corporation and John Michael Jones.

                *4.5 Country Bank Shares Corporation 1995 Non-Qualified Stock Option Agreement dated December 26, 1995 between Country Bank Shares Corporation and Thomas
                          D. Heuerman.

                *4.6 Country Bank Shares Corporation 1995 Non-Qualified Stock Option Agreement dated December 27, 1995 between Country Bank Shares Corporation and Wayne W. Pivotto.

                *4.7 Country Bank Shares Corporation, 1995 Non-Qualified Stock Option Agreement dated December 27, 1995 between Country Bank Shares Corporation and Leon J. Holschbach.

               *5.1 Opinion of Marshall Hill Cassas & de Lipkau regarding the legality of the securities being registered.

               *23.1 Consent of Marshall Hill Cassas & de Lipkau (included in Exhibit 5.1).

               *23.2      Consent of McGladrey & Pullen, LLP.

               *24.1 Powers of Attorney by directors and officers of the Registrant.


               ---------------------------
               *A copy of which is filed herewith.









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     ITEM 9.  REQUIRED UNDERTAKINGS.

                 The undersigned registrant hereby undertakes:

                 (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                (i)    To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                                (ii)   To reflect in the prospectus any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. [Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.]

                                (iii)  To include any material information
with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                                (iv)   Notwithstanding the foregoing,
paragraphs (a)(1)(i) and (a)(1)(ii) do not apply to the information required to be included in a post-effective amendment by those paragraphs if contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.









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                (b)    The undersigned Registrant hereby undertakes that,
for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

































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                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on this 15th day of August, 1997.

                              AMCORE FINANCIAL, INC.



                              By:   /s/ Robert J. Meuleman
                                 -----------------------------------------
                                    Robert J. Meuleman
                                    President and Chief Executive Officer
                                    (principal executive officer)




                              By:   /s/ John R. Hecht
                                 -----------------------------------------
                                        John R. Hecht
                                        Senior Vice President and
                                          Chief Financial Officer
                                         (principal financial officer and
                                          principal accounting officer)
























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